UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 7, 2010

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Terex Corporation (the “Company”) issued a press release on June 7, 2010, announcing the successful completion of the consent solicitation (the “Consent Solicitation”) relating to its 8% Senior Subordinated Notes Due 2017 (the “Notes”) (CUSIP No. 880779AU7; ISIN No. US880779AU73).  The purpose of the Consent Solicitation was to obtain the necessary consents for a waiver of the Limitation on Sales of Assets and Subsidiary Stock covenant in the indenture governing the Notes. As of June 4, 2010 at 5:00 p.m. Eastern Time, the expiration time of the Consent Solicitation, the Company had received the consent of holders representing a majority in aggregate principal amount of the Notes outstanding. Therefore, the waiver sought by the Company was approved.

Subsequent to the issuance of the attached press release, the Company settled the Consent Solicitation and executed the necessary waiver agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Terex Corporation issued on June 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 8, 2010

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel